Exhibit 23.3

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated April 14, 2003 relating to the combined financial statements of Calvin Klein, Inc. which appear in the Current Report on Form 8-K/A of Phillips-Van Heusen Corporation dated February 12, 2003. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

September 19, 2003